EXHIBIT 99.1

[AMERICAN HOME MORTGAGE LOGO]

   FOR IMMEDIATE RELEASE
   ---------------------


     AMERICAN HOME MORTGAGE INVESTMENT CORP. ANNOUNCES REVISION IN TIMING OF
       REVENUE RECOGNITION FROM FOURTH QUARTER 2004 TO FIRST QUARTER 2005

      Company will restate 2004 earnings lower and recognize an equivalent increase in first quarter 2005 earnings as a result of the timing revision

           Company also announces that it achieved record net interest income and loan production during the first quarter of 2005

MELVILLE, NY- APRIL 13, 2005 - American Home Mortgage Investment Corp. (NYSE:
AHM) announced today that revenue recognized from its fourth quarter 2004 loan securitization will be reversed, and will now be recognized in the first quarter of 2005. As a result, American Home will restate its financial results for 2004 and expects to file an amended annual report on Form 10-K/A with the Securities and Exchange Commission on or about April 18, 2005. The currently filed annual report and related reports of the Company's independent registered public accounting firm should no longer be relied on. The amount of revenue to be reversed from the fourth quarter of 2004 and added to the first quarter of 2005 is approximately $71.4 million. As a result, 2004 income will be reduced by approximately $71.4 million while first quarter 2005 income will be increased by an equivalent amount. The reason for the change in the timing of revenue recognition is that a small portion of the securities created and retained by American Home in the fourth quarter of 2004 were benefited by embedded derivatives contracts. As a result, American Home's entire fourth quarter securitization was ineligible for sale treatment under Statement of Financial Accounting Standards No. 140 ("SFAS 140") during the fourth quarter. The amount of retained securities created during the fourth quarter of 2004 that were benefited by embedded derivatives contracts was approximately $97.6 million, or 2.8% of the securitization's principal of $3.5 billion. The $97.6 million of securities were sold during the first quarter of 2005, and consequently the entire fourth quarter 2004 securitization qualified for sale treatment under SFAS 140 in the first quarter of 2005.

Michael Strauss, American Home's Chairman and CEO, commented, "I am very disappointed by the need for our company to amend our annual report due to the change in the timing of revenue recognition for our fourth quarter securitization. It is important to note, however, that our company's fundamental economic condition, and particularly the market value of the securities we hold, is not affected by this change. I am especially disappointed because the need to change the timing of revenue recognition may overshadow the other very good news the company has to report to its shareholders, including its achieving record net interest income and loan origination volume during the first quarter of 2005." American Home reached the decision to revise its financial statements on April 12, 2005 after a review of the pertinent facts by the Audit Committee of its Board of Directors.


First Quarter 2005 Results
--------------------------

During the first quarter of 2005, the Company's loan originations were $7.3 billion, compared to $6.7 billion during the fourth quarter of 2004, and compared to $4.4 billion during the first quarter of 2004. Also during the quarter, the Company's net interest income reached record levels. The Company will report its complete first quarter 2005 financial results, including a breakout of the impacts of the restatement on the first quarter results, on April 18, 2005.

Changes to Financial Statements
-------------------------------

Because American Home created and held securities benefited by embedded derivatives contracts, the effects of treating the Company's legal securitization as a sale under SFAS 140 must be reversed for the fourth quarter of 2004. As a result, as described above, the Company's 2004 revenue and income will be reduced by approximately $71.4 million while its first quarter 2005 revenue and income will be increased by an equivalent amount. In addition, at the end of the fourth quarter, securities held by the Company that were created during the fourth quarter of 2004 will be reclassified on the Company's balance sheet, and will be carried as mortgage loans held for sale, while those securities created and sold by the Company during the fourth quarter of 2004 will be classified as collateralized debt obligation liabilities rather than sold securities. Classifying the securitized loans as mortgage loans held for sale and the securities sold as collateralized debt obligations will only apply to the fourth quarter of 2004. Because the fourth quarter 2004 securitization qualified for sale treatment under SFAS 140 during the first quarter of 2005, the mortgage loans securitized during the fourth quarter have been classified as mortgage securities at the end of the first quarter of 2005, while the securities sold to third parties are no longer carried as collateralized debt obligation liabilities, but are sold securities at the end of the first quarter. The Company's net income available to common shareholders per fully diluted share will be reduced for 2004 by approximately $1.88 per share, equal to approximately $71.4 million divided by an average fully diluted share count of
38.1 million shares. The Company's net income available to common shareholders per fully diluted share has been increased during the first quarter of 2005 by approximately $1.75 per share, equal to approximately $71.4 million divided by an average fully diluted share count of approximately 40.8 million shares.

In addition to the changes described above, American Home is reclassifying its sources and uses of cash on its statement of cash flows. Specifically, American Home previously classified sources and uses of cash associated with originated loans that were eventually securitized as sources or uses of cash from investing activities as the Company designated its intent to hold such securities prior to, or at origination of the related loans.

Additionally, the principal paydowns and proceeds from sales associated with these securitized loans were also included in cash flows from investing activities. American Home will now classify the sources and uses of cash associated with these self-originated securitized loans as sources or uses of cash from operating activities regardless of whether the securities will be retained. Consequently, only sources and uses of cash associated with market acquired securities which are classified as available for sale or held to maturity will be included in sources and uses of cash from investing activities. This change will not affect American Home's income statements or balance sheets, but will result in changes to its quarterly statements of cash flows for 2004 and the fourth quarter of 2003. The changes will not have any effect either on the total sources or uses of cash or ending cash balances.

Upon discovery of the issues discussed in this news release, American Home advised its independent auditors of its decision that the Company's financial statements for the period ending December 31, 2004 and the quarterly statements of cash flows for 2004 and the fourth quarter of 2003 should no longer be relied upon and the reasons for such decision. The Audit Committee of the Company's Board of Directors has discussed with the independent auditors the Company's decision to revise its financial statements.

American Home has also determined that it will include in its report on internal controls over financial reporting two material control weaknesses. The first weakness will pertain to its securitization accounting, and the second weakness will pertain to its classification of sources and uses of cash between operating and investing activities. The Company is enhancing its internal controls over these areas.

Conference Call
---------------

American Home will hold a conference call to discuss the topics in this press release today at 12:30 p.m. (ET). Anyone wishing to listen to the conference call may log onto the Company's website at www.americanhm.com and click on the "Investor Relations" section of the site. A replay of the online broadcast will be available on the site through April 27, 2005.

About American Home
-------------------

American Home Mortgage Investment Corp. is a mortgage real estate investment trust (REIT) focused on earning net interest income from self-originated mortgage-backed securities, and through its taxable subsidiaries, from originating and servicing mortgage loans for institutional investors. Mortgages are originated through a network of loan production offices as well as through mortgage brokers and are serviced at the Company's Irving, Texas servicing center. For additional information, please visit the Company's website at www.americanhm.com.

This news release contains "forward looking statements" that are based upon expectations, estimates, forecasts, projections and assumptions. Any statement in this news release that is not a statement of historical fact, including, but not limited to, earnings guidance and forecasts, projections of financial results and loan origination volume, expected future financial position, dividend plans or business strategy, and any other statements of plans, expectations, objectives, estimates and beliefs, is a forward-looking statement. Words such as "look forward," "will," "anticipate," "may," "expect," "plan," "believe," "intend," and similar words, or the negatives of those words, are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict, and are not guarantees of future performance. As a result, actual future events may differ materially from any future results, performance or achievements expressed in or implied by this news release. Specific factors that might cause such a difference include, but are not limited to: American Home's limited operating history with respect to its portfolio strategy; the potential fluctuations in American Home's operating results; American Home's potential need for additional capital; the direction of interest rates and their subsequent effect on the business of American Home and its subsidiaries; risks associated with the use of leverage; changes in federal and state tax laws affecting REITs; federal and state regulation of mortgage banking; and those risks and uncertainties discussed in filings made by American Home with the
Securities and Exchange Commission.   Such forward-looking statements are
inherently uncertain, and stockholders must recognize that actual results may differ from expectations. American Home does not assume any responsibility, and expressly disclaims any responsibility, to issue updates to any forward-looking statements discussed in this news release, whether as a result of new information, future events or otherwise.


                                  ####



CONTACT: Mary M. Feder
Vice President, Investor
Relations (631) 622-6469
mary.feder@americanhm.com